UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2024

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NRDE	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Following a review by, and upon the recommendation of, the Compenation Committee of the Board of Directors (the “Board”) of Nu Ride Inc. (the “Company”), on May 13, 2024, the Board adopted a modified director compensation plan that includes the payment of cash and equity consideration to outside directors for service on the Board. Accordingly, each director will receive (i) a quarterly cash stipend of $12,000, which will be paid in advance on or about the first day of each calendar quarter, and (ii) a three-year grant under the Company's 2020 Equity Compensation Plan of restricted stock units (“RSUs”) with a fair market value of $8,000 per quarter ($96,000 in the aggregate), based on the closing price per share of the Company’s common stock on May 13, 2024. The RSUs granted cover service on the Board through the first quarter of 2027 and vest quarterly through January 30, 2027, subject to acceleration on the occurrence of certain events. The amount of quarterly director compensation of $12,000 cash and $8,000 equity remains the same as previously approved by the Board and disclosed in the Company’s Form 8-K filed on March 15, 2024, but the cash portion will be paid in advance rather than in arrears and the equity portion consists of a single grant of RSUs for up to twelve quarters of service rather than as quarterly issuances of shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ William Gallagher
	Name:	William Gallagher
Date: May 16, 2024	Title:	Chief Executive Officer, President, Secretary, and Treasurer